HNI Corporation 408 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com

News Release

For Information Contact:
Kurt A. Tjaden, Senior Vice President and Chief Financial Officer (563-272-7400)

HNI CORPORATION ELECTS DIRECTOR TO ITS BOARD OF DIRECTORS

MUSCATINE, Iowa (February 17, 2016) – HNI Corporation (NYSE: HNI) announced the election of Mary K. W. Jones to its Board of Directors.

Ms. Jones is Senior Vice President and General Counsel at Deere & Company, a world leader in providing advanced products and services for farming, forestry, construction and equipment financing. She is the company's chief legal officer and has executive management responsibility for the law and patent departments and Deere & Company's Center for Global Business Conduct. Previously, Ms. Jones served as Deere & Company’s Vice President, Global Human Resources.

About HNI Corporation

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is a leading global office furniture manufacturer and is the nation's leading manufacturer of hearth products.  The Corporation's strong brands have leading positions in their markets.  More information can be found on the Corporation's website at www.hnicorp.com.

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